Exhibit 5.1

CONYERS DILL & PEARMAN Commerce House, Wickhams Cay 1 PO Box 3140, Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 1010 conyers.com

June 28, 2020

Matter No.: 713278
+1 284 852 1129
Nicholas.kuria@conyers.com

ALE Group Holding Limited

c/o Vistra (BVI) Limited

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola

British Virgin Islands VG1110

Dear Sirs,

Re: ALE Group Holding Limited (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with a registration statement on form F-1 (Registration No. 333-239225) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 17, 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of up to 3,000 shares, par value US$1.00 each being offered by the Company (the “Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company as registered by the BVI Registrar of Corporate Affairs on January 22, 2020 (the “Memorandum and Articles”), a copy of written resolutions of its directors dated June 28, 2020 (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated June 25, 2020, a certificate issued by Vistra (BVI) Limited in its capacity as registered agent to the Company (the “Registered Agent”) and dated June 26, 2020 (the “Registered Agent’s Certificate”), a form of subscription agreement contained in the Registration Statement (the “Subscription Agreement”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Registered Agent’s Certificate and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or signed by all of the directors in the manner prescribed in the Company’s articles of association, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, and (f) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands government authority or to pay any British Virgin Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 50,000 shares of a single class with a par value of US$1.00 each.

3.	When issued and paid for as contemplated by the Registration Statement and in accordance with the provisions of the Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.	The statements under the caption “British Virgin Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liability” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/Conyers Dill & Pearman
Conyers Dill & Pearman

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